Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that statements on Schedules 13G and/or 13D and Forms 3, 4 and 5 with respect to the securities of Replimune Group, Inc. and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement may be included as an exhibit to such statements or amendments. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated:	May 21, 2026

Ridgeback Capital Investments L.P.

By:	Ridgeback Capital Investments LLC, Its General Partner

By:	/s/ Nicole Venezia
Name: Nicole Venezia
Title: General Counsel

Ridgeback Capital Investments LLC
By:	/s/ Nicole Venezia
Name: Nicole Venezia
Title: General Counsel

Ridgeback Capital Management LLC
By:	/s/ Nicole Venezia
Name: Nicole Venezia
Title: General Counsel